                                    AGREEMENT

            This Agreement executed as of the 9th day of May, 1997 by and among SweetWater, Inc. (the "Company") and Eric M. Reynolds, Patrick Thomas and Jerry Cogdill (individually, a "Management Party" and collectively, the "Management Parties").

            WHEREAS, the Management Parties constitute the top level management of the Company's business including its "Outdoor Business" (as defined below); and

            WHEREAS, the Company desires to maintain and increase the cash flow from the Outdoor Business; and

            WHEREAS, the Management Parties are intimately familiar with the Outdoor Business and the Company believes that cash flow from the Outdoor Business can be maximized only while the Outdoor Business is managed by the Management Parties; and

            WHEREAS, in furtherance of its objectives the Company desires the Management Parties to agree to continue in their present positions to and including December 31, 1997; and

            WHEREAS, the commitment on the part of the Management Parties to remain in their present positions may cause them to forego valuable opportunities for other employment; and

            WHEREAS, the Company desires to provide compensation and incentive to induce the Management Parties to remain in their present positions and to maximize cash flow to the Company.

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained the parties hereto agree as follows:

            1. AGREEMENT TO SERVE. (a) Each of the Management Parties will continue to serve in his present position with the Company to and including January 31, 1998 for the benefit of the Company and its shareholders; will continue to perform the executive and technical functions on behalf of the Company which such executive has been performing and such additional functions as shall be requested by the Board (as defined below); and will report regularly and accurately to the Board in respect of the affairs of the Company.

                  (b) During the course of their employment hereunder, the Management Parties shall operate the Outdoor Business in a manner intended to maximize cash flow, provided, however, that the consent of the Board shall be required for any borrowing, for capital expenditures in excess of $25,000 in the aggregate, or for sales of assets, excluding inventory, in excess of $10,000 in the aggregate, during the term of this Agreement.


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
                  (c) By entering into this Agreement, none of the Management Parties are guaranteeing any level of results for the operation of the Company.

            2. CERTAIN DEFINITIONS. For purposes of this Agreement the following definitions shall apply:

            (a) The term "Adjusted Year End Cash" shall mean the Year End Cash plus (I) any costs paid in connection with an acquisition of a business or asset not included in the Outdoor Business, including without limitation, any legal, accounting or investment banker or other fees related thereto, plus (II) the net total of the items listed on Schedule 2(a) (which may be a positive or negative number).

            (b) The term "Board" shall mean the Board of Directors of the Company and any duly authorized committee thereof as the same shall exist at the time in question.

            (c) The term "Cause" means (i) neglect, refusal or failure (other than by reason of illness, accident or other physical or mental incapacity), in any material respect, to attend to the Management Party's duties as reasonably assigned by the Company and consistent with past practice; (ii) failure to follow the established, reasonable and material policies, standards, and regulations of the Company; (iii) engagement in


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
deliberate misconduct injurious to the Company or to any of its affiliates; or
(iv) conviction in a court of law of, or pleading of guilty or nolo contendere to, any crime that constitutes a felony in the jurisdiction involved.

            (d) The term "Management Sale" shall have the meaning set forth in
Section 5(c) hereof.

            (e) The term "Management Sale Price" shall mean $475,000 minus the excess, if any, of (I) the sum of the Adjusted Year End Cash over (II) the Target Amount; provided, however, that the Management Sale Price shall not be reduced below $1.00.

            (f) The term "Non-Management Sale" shall have the meaning set forth in Section 5(b) hereof.

            (g) The term "Outdoor Business" shall mean the Acquired Assets, as listed and defined on Exhibit 2(g), which are intended to include all of the assets of the Company related to the manufacture, sale and distribution of portable water filtration and purification devices and accessories thereto, other than Excluded Assets, as defined on such schedule.

            (h) The term "Outdoor Business Liabilities" shall mean the Assumed Liabilities, as listed and defined on Schedule 2(h), other than Excluded Liabilities, as defined on such schedule.

            (i) The term "Performance Bonus" shall have the meaning set forth in
Section 3(a) hereof.

            (j) The term "Sale" shall include any Management Sale or Non-Management Sale.

            (k) The term "Target Amount" shall mean $525,000 and the "Target" shall be deemed satisfied if the sum of the Adjusted Year End Cash equals or exceeds the Target Amount.

            (l) The term "Year End Balance Sheet" shall mean (i) the audited balance sheet of the Company as of December 31, 1997 prepared on an unconsolidated basis, if the Company has subsidiaries as of such date, or (ii) if the Company does not have subsidiaries as of such date but has acquired a business or asset after the date hereof, the audited balance sheet as of December 31, 1997 reflecting the assets and liabilities of the Company as if the Outdoor Business were the Company's only operating business, which balance sheet shall exclude any assets or liabilities of any business or asset acquired after the date hereof.

            (m) The term "Year End Cash " shall mean cash, certificates of deposit and similar cash equivalents as set forth on the Year End Balance Sheet.


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
            (n) The term "Value Appreciation Bonus" shall have the meaning set forth in Section 4(b) hereof.

            (o) The term "Withholding Tax Obligation" shall mean any amount of tax which the Company is required to withhold under applicable federal, state or local laws.

            3. PERFORMANCE BONUS. (a) If the Adjusted Year End Cash exceeds $1,000,000, regardless of whether the Management Parties or any other parties purchase the Outdoor Business, the Management Parties, as a group, shall be entitled to a bonus in the aggregate equal to 50% of the amount of such excess (the "Performance Bonus"), provided, however, that if the Board reasonably determines, that the increase in Adjusted Year End Cash has not resulted from the operation of the business in the ordinary course, the Board may determine that the Performance Bonus shall not be paid, in whole or in part.

                  (b) One-third of the Performance Bonus, less any Withholding Tax Obligation, shall be paid in cash to each of the Management Parties individually, within 30 days after the sooner to occur of: (i) the receipt of the Company's Year End Balance Sheet; or (ii) March 31, 1998.

                  (c) In the event this Agreement is terminated as a result of a Sale on or prior to December 31, 1997, a computation shall be made, to the satisfaction of the Board, as of the date which is five business days prior to the closing of any such sale, to determine if a Performance Bonus has been earned and, in such event, the Performance Bonus earned shall be paid at such closing.

            4. VALUE APPRECIATION BONUS. (a) It is recognized that the efforts of the Management Parties may result in a substantial appreciation of the value of the Outdoor Business as evidenced by the sale of the Outdoor Business in a Non-Management Sale.

                  (b) Therefore, the Management Parties shall be entitled to a "Value Appreciation Bonus" if all of the following conditions are met:

                  (i) the Target shall have been met and this Agreement shall not have been terminated under Section 6(a), (b) or (c); and

                  (ii) On or before July 1, 1998, the Board determines to
            effectuate a Non-Management Sale and such sale is consummated for a purchase price (the "Non-Management Sales Price") in excess of the Management Sale Price. Any consideration other than cash payable in a Non-Management Sale shall be valued at fair market value as reasonably determined by the Board after consultation with its advisors.

                  (c) The Value Appreciation Bonus shall be equal to (i) 30% of the amount by which the Non-Management Sales Price exceeds the Management Sale Price, less (ii) the amount of any Performance Bonus. If the Performance Bonus is larger than the amount set forth in (i) above, no Value Appreciation Bonus shall be payable hereunder.

                  (d) One-third of the Value Appreciation Bonus, if any, less any Withholding Tax Obligation, shall be paid to each Management Party no later than 30 days following the receipt by the Company of the Non-Management Sale Price.

                  (e) In the event this Agreement is terminated as a result of a Non-Management Sale on or prior to December 31, 1997, a computation shall be made, to the satisfaction of the Board, as of the date which is five business days prior to the closing of any such sale, to determine if a Value Appreciation Bonus (as computed in Section 4(b) above) has been earned and, in such event, the Value Appreciation Bonus earned shall be paid at such closing.

            5. RIGHT OF FIRST REFUSAL. (a) If this Agreement has not been terminated, the Target has been met, and, during the period commencing with January 1, 1998 and ending on July 1, 1998, the Board determines to effectuate a Sale, the Company shall give the Management Parties ten (10) business days written notice (the "Sale Notice") of its desire to effectuate a Sale of the Outdoor Business in accordance with the terms of this
Section 5. Notwithstanding anything herein to the contrary, a Sale shall not be deemed to have taken place as a result of a merger, consolidation or similar transaction and this Agreement shall not restrict the Company from entering into any such transaction at any time. The Board will use its best efforts to commence its evaluation of the Outdoor Business as early as possible and to notify the Management Parties by January 15, 1998 as to the likelihood of a Sale of the Outdoor Business to the Management Parties.

            (b) Non-Management Sale. If the Company desires to effect a Sale of the Outdoor Business to a party or parties other than the Management Parties (a "Non-Management Sale"), the Sale Notice shall include the purchase price and the terms and conditions of the proposed Non-Management Sale. If, within ten (10) business days from the date of the Sale Notice, the Management Parties notify the Company that they wish to purchase the Outdoor Business on the same terms and conditions stated in the Sale Notice (including, without limitation, the assumption of any liabilities of the Company which the non-management purchaser intends to assume) and demonstrate to the satisfaction of the

Board their financial ability to do so, the Outdoor Business shall be sold to the Management Parties under the terms and conditions so stated. In such event, the Company and the Management Parties shall execute a document reasonably satisfactory to such parties providing for the sale of the Outdoor Business to the Management Parties on the terms and conditions set forth in the Sale Notice. The closing in respect of such Non-Management Sale shall take place at a time and place designated by the Company within ten (10) business days after the receipt of notification to the Company that the Management Parties wish to purchase such business under such terms and conditions. If the Management Parties elect to purchase the Outdoor Business, they may designate an entity solely owned by them or members of their immediate family to effect such purchase. If the Management Parties do not so notify the Company within such ten
(10) day period of their intention to purchase the Outdoor Business, the Company shall be free for a period of thirty (30) business days after the expiration of such ten (10) day period, to sell the Outdoor Business to the party named in the notice for the purchase price stated in the notice to the Management Parties. In the event there is a material decrease in the purchase price stated in the notice, the Company shall comply again with the right of first refusal set forth herein. Subject to the foregoing right of first refusal, the Company shall be free at any time to sell the business to any party.

            (c) Management Sale. If the Company desires to effect a Sale of the Outdoor Business to the Management Parties (a"Management Sale"), the Sale Notice shall include the Company's calculation of the Management Sale Price. In such event, the Management Parties shall have the right to purchase the Outdoor Business in consideration of the payment of the Management Sale Price and the assumption of the Outdoor Business Liabilities. The Management Parties shall have ten (10) business days from the date of the Sale Notice to notify the Company that they wish to purchase the Outdoor Business on the terms and conditions stated in the Sale Notice and to demonstrate to the satisfaction of the Board their financial ability to do so. In such event, the Company and the Management Parties shall execute a document reasonably satisfactory to such parties (an "Asset Purchase Agreement") providing for the sale of the Outdoor Business to the Management Parties for the price set forth in the Sale Notice, the assumption of the Outdoor Business Liabilities by the Management Parties, the indemnification of the Company against loss, claims or expenses resulting from the Outdoor Business Liabilities, the indemnification of the Management Parties against loss, claims or expenses resulting from liabilities retained by the Company, the payment by the Management Parties of Withholding Tax Obligations, if any, which may result from the Management Sale, and such other terms and conditions as are customarily included in asset purchase agreements and which are reasonably acceptable to the parties. The closing in respect of such Management Sale shall take place at a time and place designated by the Company within 10 business days after the receipt of notification to the Company that the Management Parties wish to purchase such business under such terms and conditions. At the closing, the Management Parties shall pay the Management Sale Price to the Company and shall execute the Asset Purchase Agreement, if not previously executed, and shall deliver such other documents and payments as may be specified therein. In the event the Management Parties do not elect to purchase the Outdoor Business, within ten (10) business days after receipt of notice from the Company, the right of first refusal set forth herein shall terminate. If the Management Parties elect to purchase the Outdoor Business, they may designate an entity solely owned by them or members of their immediate family to effect such purchase.

            6. TERMINATION. The term of this Agreement shall commence on the day and year first above written and shall end on the date of its termination pursuant to the following provisions. This Agreement may be terminated:

            (a) By the Company in the event that (i) any of the Management Parties are discharged for Cause, or (ii) two of the Management Parties voluntarily leave the employment of the Company, or (iii) one of the Management Parties voluntarily leaves the employment of the Company and, in the case of
(iii)
only, the Board reasonably determines, that the departure of such Management Party constitutes a material adverse change in the business, financial condition or prospects of the Company. Notwithstanding anything to the foregoing set forth herein, (i) a Management Party shall not be deemed to have left the employment of the Company if, with the consent of the Board, such party works part-time for the Company, and (ii) in the event a Management Party leaves the employment of the Company, such party shall be entitled to a severance payment, payable in cash, equal to such party's monthly base salary multiplied by three.

            (b) By the Company, in the event the Board reasonably determines, that there has been a material adverse change in the business, financial condition or prospects of the Company including, without limitation, a significant reduction in the Company's cash position.

            (c) By the Management Parties at any time after January 31, 1998.

            (d) Automatically upon the closing of a Sale, provided that all amounts required to be paid hereunder by the Company or the Management Parties shall have been paid.

            (e) Notwithstanding the foregoing, the provisions of Section 7 and 8 shall survive for the periods stated in such Sections.

            7. CONFIDENTIALITY. By executing this Agreement, each of the Management Parties hereby agrees that the terms of the Assignment and Agreement Concerning Non-Disclosure of Proprietary Information attached hereto as Exhibit A are expressly incorporated into this Agreement and shall apply to such Management Party during the continuance of the Management Party's employment by the Company and thereafter in accordance with the terms set forth in such agreement as if such terms were set forth herein, provided however that, the provisions of the such Agreement shall terminate with respect to any Management Party who participates in the purchase of the Outdoor Business by the Management Parties pursuant hereto.

            8. NON-COMPETITION. By executing this Agreement, each of the Management Parties hereby agrees that the terms of the Non-Competition Agreement attached hereto as Exhibit B are expressly incorporated into this Agreement and shall apply to such Management Party during the continuance of the Management Party's employment by the Company and thereafter in accordance with the terms set forth in such agreement as if such terms were set forth herein, provided however that, the provisions of the Non-Competition Agreement shall terminate with respect to any

Management Party who participates in the purchase of the Outdoor Business by the Management Parties pursuant hereto.

            9. MISCELLANEOUS. (a) Management Party Agent. The Management Parties irrevocably appoint Mr. Patrick Thomas as the Agent for all of the Management Parties and their heirs, successors and assigns for all purposes relevant to this Agreement. Any notices or other communications required or permitted to be sent to the Management Parties shall be duly given if given to Mr. Thomas in accordance with section 9(g) below. The Company shall be entitled to act on requests and notices by Mr. Thomas as if they were the requests and notices sent separately by each of the Management Parties regardless of notices to the contrary by individual parties. The Company shall have no responsibility in respect of the division among the Management Parties of any monies required or permitted to be sent hereunder, which monies shall be duly delivered to the Management Parties if delivered to Mr. Thomas and the Company shall have no responsibility in respect of transaction among or between Management Parties.

            (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Company, the Management Parties and their respective successors and permitted assigns.

            (c) Entire Agreement; Governing Law. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Company and the Management Parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof. This Agreement shall be governed by the laws of the state of New York applicable to contracts made and to be performed entirely in such state.

            (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns. This Agreement may not be assigned by any of the Management Parties without the prior written approval of the Company and the other Management Parties.

            (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:                           Copy to:
------------------                           --------
SweetWater, Inc.                             Herbert M. Friedman
c/o Thomas A. Barron                         Zimet, Haines, Friedman & Kaplan
Evergreen Management Corporation             460 Park Avenue
545 Pearl Street                             New York, New York 10022
Boulder, CO 80302

If to the Management Parties:                Copies to:

Mr. Patrick Thomas                           Mr. Eric M. Reynolds
SweetWater, Inc.                             SweetWater, Inc.
2505 Trade Center Avenue, #D                 2505 Trade Center Avenue, #D
Longmont, CO 80503                           Longmont, CO 80503

                                             Mr. Jerry Cogdill
                                             SweetWater, Inc.
                                             2505 Trade Center Avenue, #D
                                             Longmont, CO 80503


Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

            (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Management Parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (i) General. Each of the parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

            (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (k) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

            (l) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            IN WITNESS WHEREOF, the parties thereto have duly executed this Agreement or, in the case of the Company have caused this Agreement to be duly executed by its officer thereunto duly authorized.

                                             SWEETWATER, INC.

                                             By:________________________________
MANAGEMENT PARTIES



________________________________
Eric M. Reynolds



________________________________
Patrick Thomas



________________________________
Jerry Cogdill


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                                                                   Schedule 2(a)



The net total of the following items will be used to calculate the adjustment to "Adjusted Year End Cash" as set forth in Section 2(a)(II):


            1. legal, accounting, or investment banking fees or disbursements (not related to an acquisition described in Section 2(a)(I) above) in excess of $32,500 for the period commencing on the date hereof and ending on December 31, 1997 will be added;

            2. the difference between $32,000 and the actual severance costs for the Management Parties, if any, will be subtracted;

            3. investor relations and Board fees and expenses in excess of $10,000 will be added;

            4. $50,000, which is intended to defray insurance costs related to the Assumed Liabilities, will be added.

                                                                   Schedule 2(g)



            Acquired Assets. All the assets and properties of the Company of every kind and description in current use or held for future use related to the manufacturing, marketing and sale of the Company's portable water filtration and purification products and accessories thereto or related to the microbiological laboratory, wherever located and whether tangible or intangible or real, personal or mixed, as the same shall exist on the date such assets are transferred, other than Excluded Assets (as defined below), including, without limitation, all right, title and interest of the Company in, to and under the following assets, except to the extent that any such assets are Excluded Assets:

                  (a) all leases of real property and all other interests in real property of the Company, together with all improvements, fixtures and all other appurtenances thereto;

                  (b) all accounts receivable and indebtedness owed to the
            Company with respect to the Acquired Assets and all inventories, deferred items, machinery, equipment, supplies, computer hardware, office furniture and other assets of the Outdoor Business;

                  (c) all right, title and interest of the Company in and to all patents, patent applications, copyrights (registered or unregistered), trademarks (registered or unregistered), trademark registrations, trademark registration applications, service marks (registered or unregistered) and trade names used or employed by the Company in or associated with the Acquired Assets or the Outdoor Business, and all license and other rights of the Company associated with, used or employed by the Company, together with the goodwill of such business;

                  (d) all inventions, discoveries, processes, formulae,
            specifications, data, computer software, trade secrets, know-how and proprietary information of the Outdoor Business;

                  (e) all sales and promotional literature and other selling material owned, associated with, used or employed in or by the Company in the Outdoor Business;

                  (f) all books of account, records, files, invoices, customers'
            lists, suppliers' lists, mailing lists and other data owned, associated with, used or employed by the Company in connection with the Outdoor Business;

                  (g) all rights of the Company under all contracts, agreements, licenses, leases (whether as lessee or lessor), commitments, and sales and purchase orders relating to the Acquired Assets or the Outdoor Business and under all commitments, bids and offers and all rights and claims (including, without limitation, refunds and claims thereto) with respect to all Assumed Liabilities (as defined on
            Schedule 2(h));

                  (h) all prepaid expenses and security deposits relating to the Acquired Assets or the Outdoor Business;

                  (i) all rights, claims and causes of action relating to the
            Acquired Assets or the Outdoor Business including all rights to indemnification under any agreement pursuant to which the Company acquired any of the Acquired Assets and all rights under any insurance policies of the Company with respect to the Acquired Assets; and

                  (j) all assets of, under or held in connection with any
            employee benefit plan maintained, or contributed to, by the Company for the benefit of any employees of the Company.


            Excluded Assets. The term "Excluded Assets" means, collectively, the following:

                  (a) the business and all assets and properties of the Company not related to the Outdoor Business including, without limitation, any business, assets or intellectual property (including, without limitation, any items set forth in (c) or (d) under the definition of Acquired Assets above) related to the development of, or which the Company has elected to sell in connection with a sale of, its water filtration and purification product for the home use market (the "Home Use Product");

                  (b) any and all minute books, stock transfer records,
            corporate seals and records of taxes, including without limitation all tax returns and related files (including without limitation payroll records and paid invoices) and backup documentation with respect to taxes of the Company and all corporate and other records and files located at the Company's corporate headquarters at 2505 Trade Centre Avenue, Suite D, Longmont, CO 80503 ("Corporate Headquarters");

                  (c) all cash in banks and all marketable securities held by the Company;

                  (d) all rights under any insurance policies covering Excluded Liabilities of the Company; and

                  (e) all computer equipment, computer software, supplies,
            records, historical documents and other assets located at the Company's Corporate Headquarters which the Board reasonably determines should be retained for the continued operation of the Company as a public entity.

                                                                   Schedule 2(h)



            Assumed Liabilities. All liabilities and obligations of the Company (other than Excluded Liabilities, as defined below) arising out of or related to the Acquired Assets or the Outdoor Business, whether known or unknown, fixed or contingent, including without limitation the following:

                  (a) all liabilities and obligations that arise or have arisen in connection with the Acquired Assets or the operation of the Outdoor Business regardless of whether such liabilities or obligations relate to periods prior to the transfer of such Acquired Assets and regardless of whether such liabilities or obligations are reflected or reserved for on the Year End Balance Sheet;

                  (b) all liabilities and obligations arising out of or related to any litigation or claims with respect to the Acquired Assets or the Outdoor Business, including without limitation the existing EEOC claims and any such claims which may arise in the future;

                  (c) all liabilities and obligations arising out of or related to any contract, agreement or lease comprising part of the Acquired Assets or the Outdoor Business;

                  (d) all liabilities and obligations arising out of or related to any environmental law or regulation or otherwise relating to the environment;

                  (e) all liabilities and obligations arising out of or related to any event occurring after the transfer of the Acquired Assets in connection with the operation of the Outdoor Business or the use or ownership of any of the Acquired Assets;

                  (f) all pension or similar liabilities and obligations of the
            Company to any employee or retired employee of the Company under any pension or similar employee benefit plan or medical, life or long-term disability program or plan maintained, or contributed to, by the Company for the benefit of any employees of the Company; and

                  (g) all liabilities and obligations for workers compensation or medical insurance for any event or occurrence either before or after the transfer of the Acquired Assets.

            Excluded Liabilities. The term "Excluded Liabilities" means, collectively, the following liabilities and obligations:

                  (a) all liabilities and obligations arising out of or related to any of the Excluded Assets; and

                  (b) all liabilities and obligations of a type recorded by the
            Company on their books of account or related records as a "corporate" or intercompany liability, including federal and state income tax liability relating to periods prior to the sale, shareholder litigation or other litigation arising from the Company's status as a public company or the filing requirements of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.; legal, investment banker, audit, accounting and tax compliance costs; or broker fees and premiums payable to any insurance company except, in each case, to the extent that the Board determines, in its sole discretion, that any such liabilities are directly related to the Outdoor Business, the Acquired Assets or the Assumed Liabilities.


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